Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Datameg Corporation, a Delaware corporation (the “Company”), on Form 10-KSB for the twelve months ending December 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), I, Mark P. McGrath, Chairman and Principal Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ MARK P. MCGRATH
Mark P. McGrath
Chief Executive Officer (To December 29, 2005)
April 17, 2006